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                                    BY-LAWS

                                       OF

                          CHARTER POWER SYSTEMS, INC.
                  (a Delaware corporation, the "Corporation")

                          ____________________________


                                   ARTICLE I

                                    OFFICES

          SECTION 1. OFFICES. The Corporation shall maintain its registered office in the State of Delaware, at 229 South State Street, City of Dover, County of Kent 19901, and its Resident Agent at such address is The Prentice-Hall Corporation System, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other
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business as properly may be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails so to determine the time, date and place for the annual meeting, it shall be held, beginning in 1986, at the principal office of the Corporation at 10:00 A.M. on the second Tuesday of April of each year. In the event such day shall fall upon a legal holiday, then the annual meeting shall be held on the next succeeding business day at the aforementioned time and place.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the President or by resolution of the Board of Directors and shall be called by the President upon written request of not less than 10% in interest of the stockholders entitled to vote thereat. Notice of each special meeting shall be given according to Section 3 of this Article II.

          SECTION 3. NOTICE OF MEETINGS. Written notice of each meeting of the stockholders of the Corporation, in which the place, date and time of the meeting and, in the event of a special

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meeting, the purposes for which it is called are set forth, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting. Except where prohibited by law, the Corporation's Certificate of Incorporation or these By-laws, business not set forth in the notice of meeting may also be transacted at such meeting, provided only that such business properly comes before the meeting.

          SECTION 4. QUORUM. Except as otherwise required by law or the Corporation's Certificate of Incorporation, the presence, in person or by proxy, at any meeting of the stockholders of the Corporation, of stockholders holding a majority of the outstanding stock of the Corporation entitled to vote thereat shall constitute a quorum thereof.

          SECTION 5. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and these By-laws shall be entitled to one (1) vote, in person or by proxy, for each share of stock held by him, on all matters to come before the stockholders. Upon the demand of any stockholder

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entitled to vote at any meeting, the vote upon any question before such meeting shall be by written ballot. All elections of directors shall be decided by plurality vote. All other questions shall be decided by a majority vote, unless otherwise required by these By-laws, the Corporation's Certificate of Incorporation or law.

          SECTION 6. VOTING LISTS. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 7. INSPECTORS. The Chairman presiding at any meeting of stockholders shall have power, in his discretion, to

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appoint one or more persons to act as inspectors to receive, canvass and report the votes cast by the stockholders at such meeting, but no candidate for the office of director shall be appointed as inspector at any meeting for the election of directors.

          SECTION 8. CHAIRMAN OF MEETINGS. The Chairman of the Board of Directors of the Corporation shall preside at all meetings of stockholders and of the Board of Directors, at which he is present. In the event of his absence or disability, the Vice Chairman, if any be elected, or, in the event of the absence or disability of the Vice Chairman, the President of the Corporation shall preside at any such meetings.

          SECTION 9. ACTION WITHOUT A MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to

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authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 10. ADJOURNMENT. At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned. Any business may be transacted at any adjourned meeting that could have been transacted at the meeting originally noticed, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting. If the adjournment is for more than thirty (30) days from the date of the meeting originally noticed, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these By-laws is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

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                                 ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 1. POWERS. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The Board shall exercise all of the powers of the Corporation except as are by law, the Corporation's Certificate of Incorporation or these By-laws conferred upon or reserved to the stockholders.

          SECTION 2. NUMBER AND TERM. The number of directors shall be at least three. The initial Board of Directors shall be designated by the Sole Incorporator of the Corporation and the members thereof shall serve until the first annual meeting of the stockholders and until their successors shall be elected and qualified or until their earlier death, resignation or removal. Thereafter, within the limits specified above, the number of directors shall be fixed from time to time by the Board. The number of directors so designated by the Sole Incorporator and thereafter fixed by the Board of Directors shall, for purposes of these By-laws, be deemed the number of directors constituting the entire Board of Directors. The Board of Directors shall be elected

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by the stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

          SECTION 3. RESIGNATIONS. Any director or member of a committee of the Board may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 4. REMOVAL. Any director or the entire Board of Directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose. Vacancies thus created may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

          SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies in the office of any director or member of a committee of

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the Board of Directors and newly created directorships may be filled by a majority vote of the remaining directors in office, although less than a quorum or by a remaining sole director. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation or removal. However, the directors may not fill the vacancy created by removal of a director by electing the director so removed.

          SECTION 6. MEETINGS. The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other proper business. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for such meeting.

          Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

          Special meetings of the board may be called by the President and shall be called by the Secretary on the written request of any two (2) directors with at least one (1) day's notice

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to each director. A special meeting shall be held at such place or places as may be determined by the directors or as shall be stated in the notice of the meeting.

          SECTION 7. QUORUM, VOTING AND ADJOURNMENT. The presence of at least a majority of the total number of directors or of any committee of the Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee of the Board, as the case may be. At any meeting of the Board or any committee of the Board, if less than a quorum be present, a majority of the directors or committee members present may adjourn the meeting from time to time until a quorum is present. No notice of such adjourned meeting need be given other than the announcement at the meeting so adjourned. The vote of a majority of the directors or committee members present at the meeting at which a quorum is present shall be the act of the Board or any committee of the Board as the case may be.

          SECTION 8. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to

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consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent specified by the resolution of the Board, may have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-laws; and, unless the enabling resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation. All committees of the Board shall report their proceedings to the Board when required.

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          SECTION 9.   ACTION WITHOUT A MEETING.  Any action required or
permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without notice and without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing.

          Members of the Board of Directors or of any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          SECTION 10. COMPENSATION. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation. Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.

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          SECTION 11.  CORPORATE BOOKS.  The books of the Corporation, except such as are required by law to be kept within the state, may be maintained outside the State of Delaware, at such places as the Board of Directors may from time to time determine.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1. The officers of the Corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one (1) year and until their successors are elected and qualified or until their earlier death, resignation or removal. In addition, the Board of Directors may elect a Vice Chairman of the Board and additional Vice Presidents, including an Executive Vice President, one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board

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held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

          SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 3. CHAIRMAN. The Chairman of the Board of Directors must be a director of the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders and shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4. VICE CHAIRMAN. The Vice Chairman of the Board of Directors, if any be elected, shall generally aid and assist the Chairman of the Board and shall have such powers and shall perform such duties of the Chairman of the Board, in the absence or disability of such officer. In addition, the Vice Chairman of the Board shall have such powers and perform such other

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duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer and the Chief Operating Officer of the Corporation and shall, in connection with the performance of his duties, report directly to the Board of Directors. He shall perform such other duties as may be prescribed from time to time by the Board or these By-laws. In the absence, disability or failure of the Chairman of the Board or Vice Chairman of the Board, if any be elected, to act, or a vacancy in such offices, the President shall preside at all meetings of the stockholders and of the Board of Directors.

          SECTION 6. VICE PRESIDENTS. Each Vice President (of whom one or more may be designated an Executive Vice President) shall generally aid and assist the President in such manner as the President shall direct. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

          SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds, securities, evidences of

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indebtedness and other valuables of the Corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President. He shall render to the President and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

          SECTION 8. SECRETARY. The Secretary will cause minutes of all meetings of the stockholders and directors to be recorded and kept; cause all notices required by these By-Laws or otherwise to be given properly and see that the minute books, stock books, and other non-financial books of the Corporation are kept properly. In addition, the Secretary shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

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          SECTION 9.   ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Each
Assistant Treasurer and each Assistant Secretary, if any be elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

          SECTION 10. CORPORATE FUNDS AND CHECKS. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by such officers, employees or agents as may from time to time be authorized by the Board of Directors, with such countersignature, if any, as may be required by the Board of Directors.

          SECTION 11. CONTRACTS AND OTHER DOCUMENTS. The Chairman of the Board, the President, any Vice President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have the power to sign

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and execute on behalf of the Corporation deeds, bonds, mortgages, conveyances and contracts, and any and all other documents requiring execution by the Corporation and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          SECTION 12. OWNERSHIP OF STOCK OF ANOTHER CORPORATION. The Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, or such other officer or person as shall be authorized by the Board of Directors, shall have power and authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock; may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting; and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

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          SECTION 13.  DELEGATION OF DUTIES.  The Board of Directors may
delegate to another officer or director, the powers or duties of any officer, in case of such officer's absence, disability or refusal to exercise such powers or perform such duties.

          SECTION 14. RESIGNATION AND REMOVAL. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed for the resignation of directors of the Corporation and as set forth in Section 3 of
Article III of these By-laws.

          SECTION 15. VACANCIES. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancy.

                                   ARTICLE V

                                     STOCK

          SECTION 1. CERTIFICATES OF STOCK. Certificates for stock of the Corporation shall be numbered and shall be in such form as the Board of Directors may, from time to time, prescribe;

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shall be signed by the Chairman of the Board, the President or a Vice President,
and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary (or shall bear the facsimile signatures of such officers); and shall be issued to each stockholder to evidence the number and class of shares of stock in the Corporation owned by him. The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

          SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall be thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely,

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it shall be so expressed in the entry of the transfer. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of all or any certificates for shares of stock of the Corporation.

          SECTION 3. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or mutilation of any such certificate, or the issuance of any such new certificate.

          SECTION 4. STOCKHOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in

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such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

          SECTION 5. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the holding of such meeting or the date of the taking of any of the aforementioned actions, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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          SECTION 6.   DIVIDENDS.  Subject to the provisions of the Certificate
of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation as and when it deems appropriate. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI

                          NOTICE AND WAIVER OF NOTICE

          SECTION 1. NOTICE. Whenever any written notice is required to be given by law, the Certificate of Incorporation of the Corporation or these By-laws, such notice, if mailed, shall be deemed to be sufficiently given if it is written or printed and deposited in the United States mail, postage pre-paid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation. Such notice may also be

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sent by telegram. The mailing of such notice or posting of such telegram, as the case may be, shall constitute due notice, which shall be deemed to have been given on the day of such mailing or posting.

          SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation of the Corporation or these By-laws, a written waiver of notice signed by the person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless prior to the end of the meeting the person objects to the transaction of any business because the meeting is not lawfully noticed or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                  ARTICLE VII

                              AMENDMENT OF BY-LAWS

          SECTION 1. AMENDMENTS. These By-laws may be amended or repealed or new By-laws may be adopted by the affirmative vote of

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a majority of the Board of Directors at any regular or special meeting of the
Board. If any By-law regulating impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law(s) so adopted, amended, or repealed, together with a precise statement of the changes made. By-laws adopted by the Board of Directors may be amended or repealed by stockholders.

                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 1. SEAL. The seal of the Corporation shall be circular in form and shall have the name of the Corporation "Charter Power Systems, Inc." on the circumference and the words and numerals "Delaware 1985" in the center.

          SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          SECTION 3. INDEMNIFICATION. To the fullest extent permitted by the laws of the State of Delaware:

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          (a) The Corporation shall indemnify any person, his heirs, executors or administrators, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding.

          (b) The Corporation may indemnify any person, his heirs, executors or administrators, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, by reason of the

                                      26
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     fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding.

          (c) The Corporation may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding described in subsection (a) or (b) of this Section in advance of the final disposition of such action, suit or proceeding.

          (d) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) or (b) of this Section against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such liability by law.

                                      27
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          The indemnification provided by this Section shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise.

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